Exhibit 99

Form 3 Joint Filer Information

Name:    Johnson & Johnson Consumer Companies, Inc.

Address:   199 Grandview Road, Skillman, New Jersey  08558

Designated Filer:  Johnson & Johnson

Issuer & Tickler Symbol: Johnson & Johnson (JNJ)

Date of Event   April 28, 2004

Requiring Statement

    Johnson & Johnson Consumer Companies, Inc.

Signature:   By: /s/ Clayton H. Paterson

            Clayton H. Paterson, Secretary

Name:    Janssen Pharmaceutica Products, L.P.

Address:   1125 Trenton-Harbourton Road, Titusville, NJ  08628

Designated Filer:  Johnson & Johnson

Issuer & Tickler Symbol: Johnson & Johnson (JNJ)

Date of Event   April 28, 2004

Requiring Statement

    Janssen Pharmaceutica Products, L.P.

Signature:   By: /s/ Michael C. Chester

           Michael C. Chester

            Secretary of Member Company

            Janssen Pharmaceutica Inc.

Name:    Johnson & Johnson Development Corporation

Address:   199 Grandview Road, Skillman, New Jersey  08558

Designated Filer:  Johnson & Johnson

Issuer & Tickler Symbol: Johnson & Johnson (JNJ)

Date of Event   April 28, 2004

Requiring Statement

    Johnson & Johnson Development Corporation

Signature:   By:   /s/ Eric B. Jung

              Eric B. Jung, Secretary